Exhibit (a)(1)(v)

TRANS WORLD ENTERTAINMENT CORPORATION
To Purchase for Cash
Up to $25,000,000 in value of Shares of Its Common Stock
At a Purchase Price Not Less Than $4.50 and Not More Than $5.10 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 2013,
UNLESS THE TENDER OFFER IS EXTENDED OR
WITHDRAWN (SUCH TIME AND DATE AS THEY MAY BE
EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 1, 2013, and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Tender Offer”) in connection with the offer by Trans World Entertainment Corporation, a New York corporation (“Trans World” or the “Company”), to purchase for cash up to $25,000,000 in value of shares of its common stock, $0.01 par value (such shares, together with all other outstanding shares of common stock of the Company, the “Shares”), at a price not less than $4.50 and not more than $5.10 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Tender Offer.

We are the holder of record of Shares held for your benefit and account. As such, we are the only ones who can tender your Shares pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Under the Tender Offer, you will have the ability to tender all or a portion of your Shares at a price per share of not less than $4.50 and not more than $5.10 (in increments of $0.05). Based on the number of Shares tendered and the prices specified by the tendering shareholders, the Company will determine a single per share price within the specified range at which it will buy $25,000,000 in value of Shares. The Company will pay the same per share price for each Share properly tendered and not properly withdrawn and accepted for payment pursuant to the Tender Offer taking into account the number of Shares so tendered. The Company will purchase such Shares properly tendered and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to proration and conditional tenders.

Shares tendered and not purchased because of proration or conditional tenders will be returned, at the Company’s expense, to the shareholders who tendered such Shares promptly after the Expiration Date. The Company also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all Shares properly tendered but not properly withdrawn pursuant to the Tender Offer are to be purchased by the Company, the Company will purchase tendered Shares in the following order of priority:

•

First, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, from all shareholders who properly tender, and do not properly withdraw, Shares; and

•

Second, only if necessary to permit the Company to purchase $25,000,000 in value of Shares (or such greater value of Shares as the Company may elect to purchase subject to applicable law) from holders who have tendered Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the expiration of the Tender Offer. See Section 6 of the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account upon the terms and subject to the conditions of the Tender Offer set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The Tender Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on July 29, 2013, unless the Tender Offer is extended or withdrawn by the Company.

2.

The Tender Offer is not conditioned upon any minimum number of Shares being tendered. The Tender Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3.	The Tender Offer is for $25,000,000 in value of Shares.

4.

Tendering shareholders who are registered shareholders or who tender their Shares directly to Computershare Trust Company, N.A., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of Shares pursuant to the Tender Offer.

5.

If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Tender Offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the Tender Offer be made by a licensed broker or dealer, the Tender Offer shall be deemed to be made on behalf of the Company by Wells Fargo Securities, LLC, the Dealer Manager for the Tender Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER, AND THE PRICE AT WHICH YOU CHOOSE TO TENDER SUCH SHARES. IN SO DOING, YOU SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE, IN THE RELATED LETTER OF TRANSMITTAL AND IN THE OTHER TENDER OFFER MATERIALS, INCLUDING THE COMPANY’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. CERTAIN OF OUR DIRECTORS (OTHER THAN ROBERT J. HIGGINS) HAVE INDICATED THEY WILL TENDER AN AGGREGATE OF UP TO 170,000 OF THEIR SHARES IN THE TENDER OFFER. ROBERT J. HIGGINS, OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER, WHO BENEFICIALLY OWNED 51.8% OF OUR SHARES AS OF JUNE 26, 2013, HAS INFORMED US THAT HE HAS NOT DETERMINED WHETHER HE WILL TENDER ANY SHARES IN THE TENDER OFFER. IF MR. HIGGINS DOES NOT TENDER ANY SHARES IN THE TENDER OFFER AND SHAREHOLDERS TENDER $25,000,000 IN VALUE OF SHARES AT $4.50 PER SHARE, MR. HIGGINS’ BENEFICIAL OWNERSHIP WOULD INCREASE TO 62.3%. SEE SECTION 11 OF THE OFFER TO PURCHASE.

INSTRUCTION FORM
With Respect to the Offer by
TRANS WORLD ENTERTAINMENT CORPORATION
To Purchase for Cash Up to $25,000,000 in value of Shares of its Common Stock
At a Purchase Price of Not Less than $4.50 and Not More Than $5.10 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 1, 2013, and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Tender Offer”), in connection with the offer by Trans World Entertainment Corporation, a New York corporation (“Trans World” or the “Company”), to purchase for cash up to $25,000,000 in value of shares of its common stock, $0.01 par value (such shares, together with all other outstanding shares of common stock of the Company, the “Shares”), at a price not less than $4.50 and not more than $5.10 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Tender Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Tender Offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED:
  SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

PRICE PER SHARE AT WHICH SHARES TO BE TENDERED (See Instruction 5 of the Letter of Transmittal)

By checking ONE of the following boxes below, the undersigned instructs us to tender Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company is less than the price checked below. IF YOU DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE, YOU MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE SELECTED. The same Shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE PER SHARE AT WHICH SHARES TO BE TENDERED

☐ $4.50	☐ $4.55	☐ $4.60	☐ $4.65	☐ $4.70
☐ $4.75	☐ $4.80	☐ $4.85	☐ $4.90	☐ $4.95
	☐ $5.00	☐ $5.05	☐ $5.10

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)

You may condition your tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the Shares tendered will be purchased. It is your responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the me.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification Number or Social Security Number:

Address(es), Including Zip Code:

Area Code/Phone Number:

Date: